Exhibit 5.1

April 2, 2019

Board of Directors

China Jo-Jo Drugstores, Inc.

Hai Wai Hai Tongxin Mansion Floor 6

Gong Shu District, Hangzhou City

People’s Republic of China

310008

Re:       Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented China Jo-Jo Drugstores, Inc., a Nevada corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $60,000,000 of any combination of (i) common stock, par value $0.001 per share (the “Common Stock”), of the Company, (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (“Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Units (as defined below) (“Warrants”), (v) units comprised of Common Stock, Preferred Stock, Debt Securities, Warrants and other securities in any combination (“Units”), or (vi) rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Rights are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Warrants, Units and Rights) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined the Registration Statement, as well as the original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below, including without limitation the Articles of Incorporation of the Company, the By-laws of the Company and certain resolutions of the Board of Directors of the Company. In such examination, we have assumed the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such copies.

The opinions set forth below are limited to the law of New York, and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws. Various issues concerning Nevada law are addressed in the opinion of Holley Driggs Walch Fine Puzey Stein & Thompson, filed as Exhibit 5.2 to the Registration Statement. We express no opinion herein with respect to the matters covered in such opinion, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, relied upon such opinion.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (a) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit or Right), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s Articles of incorporation as then in effect (the “Charter”), and (b) with respect to each Authorization (as defined below) and each other action taken by the Company, such Authorization or other action is taken in accordance with all applicable law and with the Charter and by-laws of the Company, in each case as in effect at the time such Authorization or other action is taken.

China Jo-Jo Drugstores, Inc.

April 2, 2019

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

●	with respect to any of the Securities, (a) the due authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the due issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

●	with respect to Preferred Stock, (a) the due establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the due execution, acknowledgement and filing with the Nevada Secretary of State, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law;

●	with respect to Debt Securities, (a) the due authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the due execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

●	with respect to Warrants, Units or Rights, (a) the due authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the due execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

4.	Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

5.	Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

6.	Upon the Future Authorization and Issuance of Rights, such Rights will be valid and binding obligations of the Company.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. We assume for purposes of this opinion that the Company is and will remain duly organized, validly existing and in good standing under Nevada law.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Pryor Cashman LLP